Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 8, 2013, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of General Communication, Inc. on Form 10-K for the year ended December 31, 2012.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of General Communication, Inc. on Forms S-8 (File No.’s 33-60728, effective April 5, 1993, 333-8760, effective September 27, 1995, 333-66877, effective November 6, 1998, 333-45054, effective September 1, 2000, 333-106453, effective June 25, 2003, 333-152857, effective August 7, 2008, 33-60222, effective April 5, 1993, 333-8758, effective August 24, 1995, 333-8762, effective February 20, 1998, 333-87639, effective September 23, 1999, 333-59796, effective April 30, 2001, 333-99003, effective August 30, 2002, 333-117783, effective July 30, 2004, 333-144916, effective July 27, 2007, and 333-165878, effective April 2, 2010).

(signed) Grant Thornton LLP
Seattle, Washington

March 8, 2013